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                                                             Page 11 of 11 Pages
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                                   EXHIBIT 1
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                             JOINT FILING AGREEMENT

     The undersigned hereby agree that any Statement on Schedule 13G to be filed with the Securities and Exchange Commission by any of the undersigned, including any amendment thereto, with respect to the securities of California Coastal Communities, Inc. may be filed by any of the undersigned as a joint filing of all of the undersigned.

Dated:  October 19, 1998

                         LONE STAR SECURITIES FUND, L.L.C.

                         By:  Lone Star Opportunity Fund, L.P.
                              Managing Member

                         By:  Lone Star Partners, L.P.
                              General Partner

                         By:  Lone Star Management Co., Ltd.
                              General Partner


                              By: /s/ Louis Paletta
                                  ----------------------------------
                                Louis Paletta, Vice President

                         LONE STAR OPPORTUNITY FUND, L.P.

                         By:  Lone Star Partners, L.P.
                              General Partner

                         By:  Lone Star Management Co., Ltd.
                              General Partner


                              By: /s/ Louis Paletta
                                  ----------------------------------
                                Louis Paletta, Vice President

                         LSS MANAGEMENT, INC.


                         By: /s/ Louis Paletta
                             ----------------------------------
                           Louis Paletta, Vice President